UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171
(646) 443-8550

April 30, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY at 2:00 p.m. on Wednesday, May 16, 2007. Your Board of Directors looks forward to greeting those shareholders that are able to attend. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, please date, sign and return the enclosed proxy card as soon as possible in the envelope provided. Your cooperation will ensure that your shares are voted.

I hope that you will attend the Annual Meeting, and I look forward to seeing you there.

                Sincerely,

               /s/ Peter C. Georgiopoulos
               Peter C. Georgiopoulos
            Chairman

Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Genco Shipping & Trading Limited, a Marshall Islands corporation ("Genco"), will be held on May 16, 2007 at 2:00 p.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY for the following purposes:

1.	To elect two Class II Directors to the Board of Directors of Genco;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Shareholders of record at the close of business on April 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE
ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN
IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                    By Order of the Board of Directors,

                  /s/ John C. Wobensmith
                   John C. Wobensmith
                    Chief Financial Officer, Principal
                    Accounting Officer, Secretary and Treasurer

                    New York, New York
                    April 30, 2007

Genco Shipping & Trading Limited
299 Park Avenue (20th Floor)
New York, New York 10171
(646) 443-8550

__________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2007

___________________

This proxy statement is furnished to shareholders of Genco Shipping & Trading Limited ("Genco" or the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Genco (the "Board") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY, on May 16, 2007 at 2:00 p.m., and at any adjournment or postponement thereof.

This proxy statement, and the accompanying form of proxy, are first being mailed to shareholders on or about April 30, 2007.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 16, 2007 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of April 16, 2007, Genco had issued and outstanding 25,518,475 shares of common stock. The common stock comprises all of Genco's issued and outstanding voting stock. Genco’s common stock began trading on the New York Stock Exchange (NYSE) on April 11, 2007. Prior to this date, Genco’s common stock traded on the NASDAQ Global Select Market.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to John C. Wobensmith, Secretary of Genco, stating that the proxy is revoked;
•	by submitting another proxy with a later date; or
•	by attending the Annual Meeting and voting in person.

Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of Genco’s nominees as a director; (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of Genco for the fiscal year ending December 31, 2007; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. Genco does not presently anticipate any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes are not counted for the purpose of the election of directors.

The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Two. Abstentions will have the same effect as a vote "against" Proposal Two, whereas broker non-votes are not considered to have been voted on Proposal Two.

Solicitation

We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Under Genco’s Certificate of Incorporation, as amended, the Board of Directors is classified into three classes. The two directors serving in Class II have terms expiring at the 2007 Annual Meeting. The Board of Directors has nominated the Class II directors currently serving on the Board of Directors, Nathaniel C.A. Kramer and Mark F. Polzin, for re-election to serve as Class II directors of the Company for a three-year term until the 2010 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION (ITEM 1 ON THE ENCLOSED PROXY CARD) OF MESSRS. KRAMER AND POLZIN AS CLASS II DIRECTORS.

Nominee Information

The following table sets forth information regarding the nominees for election or re-election as Class II Directors:

Name                                  Age            Class              Position
_______                               ____              _____            _______

Nathaniel C.A. Kramer                         45                                       II              Director
Mark F. Polzin                                                                                       61                                       II                                  Director

Nathaniel C.A. Kramer has served as director of the Company since July 27, 2005. Mr. Kramer is a principal at Mercantile Capital Group LLC, a private equity firm with offices in New York and Chicago, and Chairman and Managing Director of his firm's New York office from 1999 to present. He brings over 20 years of investment experience in both the public and private capital markets. He started his career with Allen and Company, a private equity firm, and recently served as its Vice President. Mr. Kramer has led investments in a wide range of industries including telecommunications, wireless infrastructure, waste management, data communications, B2B commerce and Internet infrastructure sectors. Mr. Kramer also serves on the boards of MoveOnIn, Inc. and Environmental Asset Management.

Mark F. Polzin has served as a director of the Company since July 27, 2005. Since 1995, Mr. Polzin has served as the President of Moreland Management Co., a private asset management company, and has served as Chief Executive Officer since 2005. Prior to joining Moreland in 1989, Mr. Polzin served for 18 years as an executive and director of several midwestern community banking organizations. He is a charter member of the Wealth Management Client Advisory Board of The Northern Trust Company, Chicago, and a founding member, director, and officer of the Center for the Study of Taxation, Costa Mesa, California. He holds a B.S. in Economics from the University of Wisconsin-Milwaukee and a J.D. from Marquette University Law School.

Continuing Director Information

The following table sets information regarding our directors whose terms continue after the 2007 Annual Meeting. The terms for Directors in Class III expire at the 2008 Annual Meeting, and the terms for Directors in Class I expire at the 2009 Annual Meeting.

        Name                                            Age        Class          Position
_______                                         ____       _____        _______

Peter C. Georgiopoulos                                46        III         Chairman and Director
Stephen A. Kaplan                                   48        III         Director
Rear Admiral Robert C. North, USCG (ret.)                       62        I           Director
Basil G. Mavroleon                                   59        I           Director
Harry A. Perrin                                      54        I           Director

Class III Directors - Terms Expiring at the 2008 Annual Meeting

Peter C. Georgiopoulos has served as Chairman and as a member of our Board of Directors since our inception. Since 1997, Peter C. Georgiopoulos served as Chairman and CEO of General Maritime Corporation, a company he founded. Under the leadership of Mr. Georgiopoulos, General Maritime Corporation grew from a single ship ownership company to what today is an industry leader listed on the New York Stock Exchange. Mr. Georgiopoulos is also Chairman and a director of Aegean Marine Petroleum Network, Inc., a company listed on the New York Stock Exchange. From 1991 to 1997, he was the principal of Maritime Equity Management, a ship-owning and investment company that he founded in 1991. From 1990 to 1991, he was affiliated with Mallory Jones Lynch & Associates, an oil tanker brokerage firm. From 1987 to 1990, Mr. Georgiopoulos was an investment banker at Drexel Burnham Lambert. Before entering the investment banking business, he had extensive experience in the sale, purchase and chartering of vessels while working for shipowners in New York and Piraeus, Greece. Mr. Georgiopoulos is a member of the American Bureau of Shipping. He holds an MBA from Dartmouth College.

Stephen A. Kaplan has served as a director of our company since July 27, 2005. From 2001 to the present, he has served as a director of General Maritime Corporation. Since 1995, Mr. Kaplan has been a principal of Oaktree Capital Management, LLC, a private investment management firm, where he co-manages Oaktree's Principal Activities Group which invests in majority and significant minority positions in both private and public companies. Mr. Kaplan currently has in excess of $3.5 billion in assets under his management. Since 1993, he has served as portfolio manager of all of Oaktree's Principal Opportunities Funds, including OCM Principal Opportunities III Fund, L.P. and OCM Principal Opportunities Fund IIIA, L.P., which collectively own Fleet Acquisition LLC, which owns approximately 15.8% of the Company. From 1993 to 1995, Mr. Kaplan was a Managing Director of Trust Company of the West. Before joining the Trust Company of the West, Mr. Kaplan was a partner of the law firm of Gibson, Dunn & Crutcher. Mr. Kaplan currently serves as a director of Regal Entertainment Group and numerous private companies.

Class I Directors - Terms Expiring at the 2009 Annual Meeting

Rear Admiral Robert C. North, USCG (ret.) has served as a director of our company since July 27, 2005. Since his retirement from the active duty with the U.S. Coast Guard in April of 2001, Rear Admiral North has served as the president of North Star Maritime, Inc., a marine industry consulting firm, specializing in international and domestic maritime safety, security and environmental protection issues. While on active duty with the U.S. Coast Guard, Rear Admiral North reached the position of Assistant Commandant for Marine Safety, Security and Environmental Protection, where he directed national and international programs for commercial vessel safety, merchant mariner licensing and documentation, port safety and security and waterways management. He is a graduate of the Baltimore Polytechnic Institute, State University of New York Maritime College at Fort Schuyler and the U.S. Army War College.

Basil G. Mavroleon has served as a director of our company since July 27, 2005. Mr. Mavroleon has been employed in the shipping industry for the last 37 years. Since 1986, Mr. Mavroleon has served as Managing Director of Charles R. Weber Company, Inc. one of the largest ship brokerages and marine consultants in the United States. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon has also served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund dealing with tanker freight forward agreements and derivatives. Mr. Mavroleon is a member of the Baltic Exchange and is on the board of the Associate Membership Committee of Intertanko, the Membership Committee of the Association of Ship Brokers and Agents, and is Vice Chairman of the New York World Scale Committee.

Harry A. Perrin has served as a director of the Company since August 15, 2005, and currently serves as the Chairman of the Company’s Audit Committee. From June 2001 through November 2006, Mr. Perrin worked as an investment banker with Petrie Parkman & Co, an investment banking and financial advisory firm with offices in Houston, Texas and Denver, Colorado. In December 2006, Merrill Lynch acquired Petrie Parkman, and at that time, Mr. Perrin was hired as an investment banker at Merrill Lynch where he is currently employed. Prior to joining Petrie Parkman, Mr. Perrin was a partner for ten years in the business finance and restructuring group for the Houston office of Weil Gotshal & Manges. Mr. Perrin received his Bachelor of Business Administration in Accounting with Honors from the University of Texas at Austin in 1975. He received his J.D. with High Honors from the University of Houston in 1980. Mr. Perrin is a member of the State Bar of Texas, and is a licensed Certified Public Accountant in the State of Texas.

Corporate Governance

Governance Materials - All of the Company’s corporate governance materials, including the committee charters of the Board of Directors (the “Board”) and the Company’s Corporate Governance Guidelines, are published on the Corporate Governance section of the Company’s website under “Investor” at www.gencoshipping.com. These materials are also available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters as warranted. Any modifications are reflected on the Company’s website, including modifications recently made to all of its committee charters in connection with the Company’s listing on the NYSE. Copies of these charters are also attached hereto as Appendices A, B, and C.

Director Independence - It is the Board’s objective that a majority of the Board consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company. The Board follows the criteria set forth in applicable NYSE listing standards to determine director independence. The Board will consider all relevant facts and circumstances in making an independence determination.

All members of the Audit, Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by applicable NYSE listing standards. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their director compensation.

The independent directors of the Company are Rear Admiral Robert C. North, Basil G. Mavroleon, Harry A. Perrin, Nathaniel C.A. Kramer, and Mark F. Polzin. The Board of Directors has determined that each of the members of the Audit, the Compensation and the Nominating and Corporate Governance Committees, respectively, are independent as defined in the applicable NYSE listing standards. In determining that Mr. Mavroleon is independent, the board considered the engagement of a shipbroker of which Mr. Mavroleon is a Managing Director to which a commission of $131,500 was paid in connection with the sale of one of our vessels, the Genco Glory. Mr. Mavroleon is also a Managing Director and a shareholder of a company owning 50% of this shipbroker. The Board did not believe that this transaction would impair Mr. Mavroleon’s ability to act independently of management. See “Certain Relationships and Related Transactions”.

Code of Ethics - All directors, officers, employees and agents of the Company must act ethically at all times and in accordance with the policies comprising the Company’s code of ethics set forth in the Company’s Code of Ethics. Under the Company’s Code of Ethics, the Board will only grant waivers for a director or an executive officer in limited circumstances and where circumstances would support a waiver. Such waivers may only be made by the Audit Committee.

The Company’s Code of Ethics is available on the Company’s website at www.gencoshipping.com and is available in print to any shareholder upon request.

Communicating Concerns to Directors - Shareholders desiring to communicate directly with the Board of Directors or with any individual director may do so in writing addressed to the intended recipient(s), c/o John C. Wobensmith, Secretary, 299 Park Avenue (20th Floor), New York, New York 10171. Once the communication is received by the Secretary, the Secretary reviews the communication. Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to our directors. Other communications are promptly forwarded to the addressee.

Board Meetings and Committees

During fiscal year 2006, there were five meetings of the Board of Directors. A quorum of Directors was present, either in person or telephonically, for all of the meeting. Actions were also taken during the year by unanimous written consent of the Directors. All directors attended at least 75% of the aggregate of the total number of meetings of the Board (held while they were directors). All directors other than Mr. Mavroleon attended at least 75% of the total number of meetings held by all Committees of the Board on which they served (during the periods that they served). The Company encourages all directors to attend each annual meeting of shareholders, of which the current annual meeting is the Company’s first.

During fiscal year 2006, Genco’s Audit Committee was comprised of Harry A. Perrin, Nathaniel C.A. Kramer and Mark F. Polzin, all of whom qualify as independent under the listing requirements of the NYSE and are financially literate. Mr. Perrin is also a financial expert as defined under Item 401(h)(2) of Regulation S-K. Through its written charter, the Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor’s fees and recommending the engagement of the auditors to the full Board. The Audit Committee held six meetings during fiscal year 2006.

During fiscal year 2006, Genco’s Compensation Committee was comprised of Peter C. Georgiopoulos, Basil G. Mavroleon, and Nathaniel C.A. Kramer, through July 22, 2006, all of whom except for Mr. Georgiopoulos qualify as independent under the listing requirements of the NYSE, and none of whom is an employee of Genco. On July 26, 2006, Mr. Georgiopoulos was replaced by Mr. Perrin, who qualifies as independent under NYSE listing requirements. Through its written charter, the Compensation Committee administers Genco's equity incentive plan and other corporate benefits programs. The Compensation Committee also considers from time to time matters of compensation philosophy and competitive status, and also reviews, approves, or recommends executive officer bonuses, equity grants and other compensation. The Compensation Committee generally does not delegate its authority, although Genco’s officers are responsible for the day-to-day administration of Genco’s 2005 Equity Incentive Plan. The committee’s primary processes for establishing and overseeing executive compensation can be found under “Compensation Discussion and Analysis” below. Directors’ compensation is established by the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee held one meeting during fiscal year 2006.

During fiscal year 2006, Genco’s Nominating and Corporate Governance Committee was comprised of Peter C. Georgiopoulos, Rear Admiral Robert C. North, and Basil G. Mavroleon, through July 22, 2006, all of whom except for Mr. Georgiopoulos qualify as independent under the listing requirements of the NYSE, and none of whom is an employee of Genco. On July 26, 2006, Mr. Georgiopoulos was replaced by Mr. Polzin, who qualifies as independent under NYSE listing requirements. Through its written charter, the Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. When a vacancy exists on the Board, or when the Board determines to add an additional director, the nominating and corporate governance committee seeks out appropriate candidates from various sources, which may include directors, officers, employees and others. The committee may use consultants and search firms who may be paid fees for their assistance in identifying and evaluating candidates, but has not done so to date. The committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. The committee considers candidates based on materials provided, and will consider whether an interview is appropriate. The committee will consider shareholder recommendations of director candidates, which should be sent to the attention of the corporate secretary at the Company's headquarters, on the same basis. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2006.

Executive Sessions

Under the Corporate Governance Guidelines that the Company adopted this year in connection with its listing on the New York Stock Exchange to assure free and open discussion and communication among the non-management directors, the non-management directors will seek to meet at least annually and may meet as the non-management directors deem appropriate. In addition, if there are any non-management directors who are not independent directors, the independent directors shall meet in executive session at least once each year. The presiding director at any executive session with the non-management or independent directors will be the Chairman if the Chairman is present and is a non-management or independent director (as applicable) and will otherwise be selected by a majority of the non-management or independent directors (as applicable) present at the meeting. All of Genco’s directors are currently non-management directors, and no executive sessions were held in fiscal year 2006.

Director Compensation

For fiscal year 2006, each of our directors received an annual fee of $30,000, a fee of $20,000 for an Audit Committee assignment, $15,000 for a Compensation Committee assignment and $7,500 for a Nominating and Corporate Governance Committee assignment, each of which was prorated based upon length of service. In addition, Peter C. Georgiopoulos, Chairman of the Board, and Nathaniel C.A. Kramer, Basil G. Mavroleon, Rear Admiral Robert C. North, USUGC (ret.), Harry A. Perrin, and Mark F. Polzin, members of the Board, were each granted 1,200 restricted shares of common stock, with restrictions on all such shares to lapse, if at all, on the earliest of February 8, 2008, the occurrence of a Change in Control or the date of the Company’s 2007 Annual Meeting of Shareholders. Restrictions on a pro rata percentage of each director’s restricted shares will also lapse upon such director’s death or disability. For fiscal year 2007, the amounts of the annual fee for each director and fees for committee assignments are yet to be determined. We also expect to make annual restricted stock grants to each director other than Mr. Kaplan for 2007 in an amount yet to be determined. We reimburse our directors for all reasonable expenses incurred by them in connection with serving on our board of directors. The following table summarizes compensation earned by directors for the year ended December 31, 2006:

Name of Director (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2)(3) (c)	Total ($) (h)
Peter C. Georgiopoulos	$42,514	$13,511	$56,025
Nathaniel C.A. Kramer	$65,000	$13,511	$78,511
Basil G. Mavroleon	$52,500	$13,511	$66,011
Rear Admiral Robert C. North, USCG (ret.)	$37,500	$13,511	$51,011
Harry A. Perrin	$56,534	$13,511	$70,045
Mark F. Polzin	$53,267	$13,511	$66,778
Stephen A. Kaplan	$--	$--	$--

(1)
Directors received an annual fee of $30,000, a fee of $20,000 for an Audit Committee assignment, $15,000 for a Compensation Committee assignment and $7,500 for a Nominating and Corporate Governance Committee assignment, each of which was prorated based upon length of service.

(2)
The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FASB SFAS No. 123R, Share-Based Payment (“FAS 123R”), of awards pursuant to the Company’s 2005 Equity Incentive Plan and includes amounts from awards granted prior to 2006. Details regarding the calculation of these amounts are included in Notes 2 and 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2007. The actual amount realized by the director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.

(3)
On February 8, 2007, the directors listed in the table each received a grant of 1,200 nonvested shares. The fair value on the date of grant for each such award is $36,624. Restrictions on all such shares lapse, if at all, on the earliest of February 8, 2008, the occurrence of a Change in Control as defined under the Company’s 2005 Equity Incentive Plan or the date of the Company’s 2007 Annual Meeting of Shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of Genco’s executive officers or members of Genco's Board of Directors or compensation committee and any other company's executive officers, Board of Directors or compensation committee.

MANAGEMENT

Executive Officers

The following tables set forth certain information with respect to the executive officers of Genco:

Executive Officers

Name                Age           Position
_______            ____        _______

Robert Gerald Buchanan       58             President(Principal Executive Officer)
John C. Wobensmith         37             Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer

Robert Gerald Buchanan has served as a President of our company since June 1, 2005. Mr. Buchanan has 40 years of shipping experience, holding various senior operating, engineering and management positions. Before joining our company, Mr. Buchanan spent eight years as a Managing Director of Wallem, a leading technical management company. As the senior executive at Wallem, Mr. Buchanan was responsible for the safe and efficient operations of close to 200 vessels, as well as management of approximately 500 onshore and seagoing staff. From 1990 to 1996, Mr. Buchanan was Technical Director of Canada Steamships Lines of Montreal, overseeing a fleet of bulk carriers. Before this, Mr. Buchanan managed an oceanographic research vessel for NATO from 1986 to 1990, was Superintendent Engineer of Denholm Ship Management's United Kingdom office from 1982 to 1986, and Chief Engineer of Denholm Ship Management from 1969 to 1982. Mr. Buchanan was educated at Glasgow Nautical College and obtained a First Class Engineers license for the both steam and motor ships. Among his industry affiliations, Mr. Buchanan was a member of the International Committee for Gard Protection & Indemnity Association.

John C. Wobensmith has served as our Chief Financial Officer and Principal Accounting Officer since April 4, 2005. Mr. Wobensmith is responsible for overseeing our accounting and financial matters. Mr. Wobensmith has over 12 years of experience in the shipping industry, with a concentration in shipping finance. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., an investment bank focused on the shipping industry. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland serving as a Vice President from 1998. He has a bachelors degree in economics from St. Mary's College of Maryland, and holds the Chartered Financial Analyst designation.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of compensation program

The Compensation Committee of the Board has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable, and competitive.

Throughout this proxy statement, Robert Gerald Buchanan, the Company’s President, and John C. Wobensmith, the Company’s Chief Financial Officer, are referred to as the “named executive officers”.

Compensation philosophy and objectives

The Compensation Committee believes that its executive compensation program should reward executives for enhancing the Company’s long-term performance while delivering favorable annual operating results. The Compensation Committee evaluates both performance and compensation so that the Company may attract and retain superior executives and maintain compensation competitive to that of our peer companies for similarly situated executives.

Elements of compensation

The Compensation Committee believes the Company’s executive compensation packages should include both cash and stock-based compensation to meet the objectives stated above. The principal components of compensation for our executive officers currently are base salary, annual cash bonuses, equity awards in the form of grants of restricted stock, and other benefits. Based on the Summary Compensation Table below, 2006 compensation for the named executive officers was allocated 17% to base salary, 44% to annual cash bonus, 38% to grants of restricted stock, and 1% to other benefits.

The two cash components of compensation provide our executives with immediately realizable rewards for performance on an annual basis. Given the great degree of responsibility our two named executive officers bear for the Company’s performance, we allocate a significant portion of their cash compensation to annual bonus, which can be adjusted to reflect the Company’s performance.

We also allocate a significant portion of annual compensation to restricted stock grants that vest in portions over a period of time, currently four years, as we believe that equity awards are important to align our executive’s interests with those of our shareholders. We also view equity awards as important means to enhance the retention of our executives. Unless the Compensation Committee determines otherwise, each executive is entitled to receive dividends on restricted stock at the same rate as is paid to other holders of the Company’s common stock. As the executives share commensurately with other shareholders in receiving dividends, they likewise share in the recognition of current income generation and future changes in stock price. However, if any such restricted shares do not vest, the holders of the non-vesting shares must repay any dividends that were paid to them on the non-vesting shares unless the Board or the Compensation Committee determines otherwise with respect to dividends paid on shares of restricted stock granted on or after December 21, 2005. The Compensation Committee seeks to achieve the proper balance between cash and stock-based compensation in order to provide our executives with incentives for performance in both the short and long term.

Benefits are part of a competitive compensation package to attract and retain employees, including executives. The named executive officers participate in the same benefit plans as our salaried employees.

How we determine the amount of compensation

The Compensation Committee determines executive compensation primarily based on consideration of the following three factors rather than rigidly adhering to formulas:

• the executive’s individual performance;

• an internal review of the executive’s compensation; and

• market data obtained by the Compensation Committee on groups of peer companies.

For fiscal year 2006, the Compensation Committee recommended compensation packages for each named executive officer following consultations with the Company’s Chairman as well as interviews with the officers to discuss their accomplishments and goals. The Compensation Committee referred these packages to the Board for final approval, which the Board granted unanimously.

Performance factors

The Compensation Committee takes into account the contributions of each named executive officer to the performance of the Company as a whole in establishing his compensation. The Compensation Committee viewed

2006 as a successful year for the Company punctuated by a number of achievements by our executives, including the following:

•	The Company’s acquisition of three high-quality vessels on favorable terms.

•	The appreciation of the Company’s stock and the overall performance of the Company.

•	Effective management of the Company’s chartering affairs, realizing a 99% utilization rate.

•	Proficient supervision of the activities of three separate management companies, and avoiding the need and related expense for an in-house chartering department.

•	Arrangement for an increase in the Company’s current credit facility.

•	Efficient management of the Corporations’ cash flow, breakeven levels, and interest rate swaps.

•	Successful implementation of Sarbanes-Oxley compliance.

Review of executive compensation

In evaluating compensation for the named executive officers, the Compensation Committee also reviews tally sheets that include the following information:

•	Salary and cash bonus compensation for prior years since the Company’s IPO in 2005;

•	Restricted stock granted since the Company’s IPO;

•	Vested and unvested shares of restricted stock held; and

•	The value of benefits and perquisites.

In determining total compensation amounts and the proper balance of compensation types to provide appropriate incentives for performance, the Compensation Committee analyzes the historical compensation information in the tally sheets, including amounts potentially realizable on prior awards of restricted stock.

Peer group information

As the Company’s overall performance is a factor in executive compensation, the Compensation Committee compares the Company’s performance to a peer group of public drybulk shipping companies that compete with the Company. A detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our 2006 Annual Report filed with the SEC. Also, in order to maintain the competitiveness of the Company’s executive compensation, the Compensation Committee compares its executive compensation arrangements to those of another group of publicly-traded drybulk shipping and tanker companies deemed to be similarly situated to the Company. This second group is used to compare compensation arrangements because some of the Company’s competitors are not required to disclose all of the relevant compensation information.

Determination of executive compensation

In consideration of the various factors described above, the compensation packages recommended by the Compensation Committee and approved by the Board of Directors in its last fiscal year reflected increases in accordance with the Committee’s assessment of the performance of the Company’s named executive officers. For Mr. Buchanan, the approved package consisted of a cash bonus of $250,000, representing an increase of $100,000 over the prior year, and a grant of 15,000 shares of restricted stock, representing an increase of 5,000 shares over the prior year. For Mr. Wobensmith, the approved package consisted of an increased base salary of $300,000, representing an increase of $50,000 over the prior year; a cash bonus of $650,000, representing an increase of $225,000 over the prior year, and a grant of 20,000 shares of restricted stock, representing an increase of 5,000 shares over the prior year. Further details of the compensation awarded, including the terms applicable to the restricted stock grants, are set forth below in this proxy statement under “Executive Compensation.”

Tax and accounting implications

Deductibility of executive compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to certain employees in excess of $1 million. So long as the Company qualifies for the exemption pursuant to Section 883 of the Internal Revenue Code of 1986, as amended, it is not subject to United States federal income tax on its shipping income (which comprised substantially all of its gross revenue in 2006). If the Company does not qualify for the Section 883 exemption, its shipping income derived from U.S. sources, or 50% of its gross shipping income attributable to transportation beginning or ending in the United States, would be subject to a 4% tax imposed without allowance for deductions. Further discussion of this exemption is provided in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006, under the heading “Risk Factors—Company Specific Risk Factors—We may have to pay tax on U.S. source income . . .” For these reasons, the Company has not sought to structure its cash bonus plan to qualify for exemption under Section 162(m). For purposes of Section 162(m), payments made under qualifying performance-based plans are not taken into account. The Company's 2005 Stock Incentive Plan is designed and administered to qualify as "performance-based" and grants thereunder are therefore not subject to the Section 162(m) limitation.

Accounting for stock-based compensation

In 2006, the Company adopted FAS 123R for accounting for nonvested stock issued under its 2005 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Basil G. Mavroleon, Chairman
Nathaniel C.A. Kramer
Harry A. Perrin
EXECUTIVE COMPENSATION

The following table sets forth in summary form information concerning the compensation paid by us during the year ended December 31, 2006, to our named executive officers:

	Summary Compensation Table
Name and Principal Position (a)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	All Other Compensation ($) (i)	Total ($) (j)
Robert G. Buchanan
President	$300,000	$250,000	$357,154	$--	$907,154
John C. Wobensmith
Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer	$250,000	$650,000	427,880	$13,200(2)	$1,327,880

(1)
The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of awards pursuant to the Company’s 2005 Equity Incentive Plan and includes amounts from awards granted both in and prior to 2006. Details regarding the calculation of these amounts are included in Notes 2 and 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2007. The actual amount realized by the named executive will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. Additional information regarding stock awards is provided in the Grants of Plan-Based Awards table below.

(2)	Represents payments made to the 401(k) Plan.

The following table reflects awards of restricted stock under the Company’s 2005 Equity Incentive Plan during the year ended December 31, 2006:

Grants of Plan-Based Awards
Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock (i)	Grant Date Fair Value of Stock Awards ($) (l)
Robert G. Buchanan	12/22/06	15,000 (1)	$421,500
John C. Wobensmith	12/22/06	20,000 (1)	$562,000

(1)
The restrictions applicable to the shares will lapse with respect to 25% of the shares on each of the first four anniversaries of November 15, 2006. The restrictions applicable to the shares granted will also lapse with respect to a pro rata percentage of the shares upon their death or disability or termination without cause between two vesting dates, and will lapse in full upon the occurrence of a Change in Control (as defined in the 2005 Equity Incentive Plan). Recipients of restricted share grants will receive dividends thereon at the same rate as is paid to other holders of common stock but must repay dividends on any shares subject to forfeiture under the terms of such recipient's grant agreement unless the Board of Directors waives the repayment requirement as to dividends on such shares.

The following table provides information on restricted stock awards under the 2005 Equity Incentive Plan that were not vested as of December 31, 2006:

Outstanding Equity Awards at Fiscal Year-End
Name (a)	Number of Shares of Stock That Have Not Vested (g)	Market Value of Shares of Stock that Have Not Vested ($) (3) (h)
Robert G. Buchanan	44,888(1)	$1,254,171
John C. Wobensmith	55,447(2)	$1,549,189

(1)
Represents the unvested portions of: 29,850 restricted shares of our common stock granted on October 31, 2005, which vest in four equal installments on the first four anniversaries of the date of the Company’s initial public offering; 10,000 restricted shares of our common stock granted on December 21, 2005, which vest in four equal installments commencing on November 15, 2006 and on each of the first three anniversaries thereafter; and 15,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(2)
Represents the unvested portions of: 32,262 restricted shares of our common stock granted on October 31, 2005, which vest in four equal installments on the first four anniversaries of the date of the Company’s initial public offering; 15,000 restricted shares of our common stock granted on December 21, 2005, which vest in four equal installments commencing on November 15, 2006 and on each of the first three anniversaries thereafter; and 20,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(3)
The value of the unvested stock awards equals the number of unvested shares held multiplied by $27.94, the closing price of the Company’s common stock on the NASDAQ Global Select Market on December 29, 2006, which was the last trading date of the year ended December 31, 2006.

The following table provides information regarding the number of restricted stock awards that vested during the year ended December 31, 2006:

Stock Vested
Name (a)	Number of Shares Acquired on Vesting (d)	Value Realized on Vesting ($) (1) (e)
Robert G. Buchanan	9,962	$214,543
John C. Wobensmith	11,815	$258,623

(1)
The value of the unvested stock awards that vested during the year ended December 31, 2006 equals the number of shares vested multiplied by the closing price of the Company’s common stock on the NASDAQ Global Select Market on the vesting date of each grant.

Potential Payments upon Termination or Change-in-Control

Under the terms of the restricted stock grant agreements between the Company and its named executive officers, all shares of restricted stock vest in full automatically upon the occurrence of a Change of Control (as defined under our 2005 Equity Incentive Plan). In addition, if the officer’s service to the Company is terminated by the Company without cause or by reason of his death or disability (each as defined under our 2005 Equity Incentive Plan), the restrictions lapse as to a pro rata percentage of the shares, calculated monthly, that would otherwise vest at the next anniversary of the grant date. For purposes of these agreements, “service” means a continuous time period during which recipient of a restricted stock grant is at least one of the following: an employee or a director of, or a consultant to, the Company.

The tables below set forth the vesting of restricted stock that the named executive officers would receive upon termination of their service to the Company under the following sets of circumstances: Change of Control and termination without cause or by reason of death or disability. In each set of circumstances, we have assumed a termination as of the end of the day on December 29, 2006 and used the closing price of our common stock on that date of $27.94 per share for purposes of the calculations for the tables below:

Name	Value of Restricted Stock Subject to Accelerated Vesting ($)
	Change of Control	Termination without Cause or by Reason of Death or Disability
Robert G. Buchanan	$1,254,143	$92,677
John C. Wobensmith	$1,481,770	$102,624

Our named executive officers do not have agreements for any additional payments by reason of a Change of Control.

Employment Agreements

In 2007, we intend to enter into employment agreements with our executive officers, Messrs. Buchanan and Wobensmith.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 regarding the number of shares of the Company’s common stock that may be issued under the Company’s 2005 Equity Incentive Plan, which is the Company’s sole equity compensation plan:

	Number of securities to be issued upon exercise of outstanding options, warrantsand rights	Weighted-average exercise price of outstanding options,warrantsand rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	-	$-	1,741,525
Equity compensation plans not approved by security holders	-	-	-

Total	-	$-	1,741,525

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's auditors. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as provided under the applicable listing standards of the NYSE. The Committee operates pursuant to a Charter, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, the Committee's job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, monitoring the effectiveness of the Company's internal controls, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.

The Committee met with the Company's independent auditors to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the year ended December 31, 2006. The Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

Based upon the Committee's receipt and review of the various materials and assurances described above and its discussions with management and independent auditors, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Harry A. Perrin, Chairman
Nathaniel C.A. Kramer
Mark F. Polzin

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Genco’s voting common stock as of April 23, 2007 of:

•	each person, group or entity known to Genco to beneficially own more than 5% of our stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

As of April 16, 2007, a total of 25,518,475 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock

Name and Address of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Peter C. Georgiopoulos	3,591,710 (3)	14.07%
Robert Gerald Buchanan	47,387 (4)	*
John C. Wobensmith	73,462 (5)	*
Rear Admiral Robert C. North, USCG (ret.)	2,400 (6)	*
Basil G. Mavroleon	2,400 (6)	*
Nathaniel C.A. Kramer	2,400 (6)	*
Mark F. Polzin	4,200 (6)	*
Harry A. Perrin	2,400 (6)	*
Stephen A. Kaplan (2)	4,032,429 (7)	15.80%
B. James Ford (2)	4,032,429 (7)	15.80%
Fleet Acquisition LLC (2)	4,032,429 (7)	15.80%
All Directors and executive officers as a group (9 persons)	3,726,359(7)	14.60%

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Genco Shipping & Trading Limited, 299 Park Avenue, 20th Floor, New York, New York 10171.

(2)	Each of Mr. Kaplan’s, Mr. Ford’s and Fleet Acquisition, LLC’s, address is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(3)
Includes 1,200 restricted shares of our common stock granted on October 31, 2005, which vested on May 18, 2006. Also includes 1,849 shares of common stock distributed to Mr. Georgiopoulos by Fleet Acquisition LLC on April 14, 2006 and 3,587,361 shares of common stock distributed to Mr. Georgiopoulos by Fleet Acquisition LLC on December 15, 2006. On February 8, 2007, Mr. Georgiopoulos received a grant of 1,200 restricted shares which vest on the earliest of February 8, 2008, the occurrence of a Change in Control or the date of the Company’s 2007 Annual Meeting of Shareholders.

(4)
Includes 29,850 restricted shares of our common stock granted on October 31, 2005, which vest in four equal installments on the first four anniversaries of the date of the Company’s initial public offering; 10,000 restricted shares of our common stock granted on December 21, 2005, which vest in four equal installments commencing on November 15, 2006 and on each of the first three anniversaries thereafter; and 15,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(5)
Includes 32,262 restricted shares of our common stock granted on October 31, 2005, which vest in four equal installments on the first four anniversaries of the date of the Company’s initial public offering; 15,000 restricted shares of our common stock granted on December 21, 2005, which vest in four equal installments commencing on November 15, 2006 and on each of the first three anniversaries thereafter; and 20,000 restricted shares of our common stock granted on December 22, 2006, which vest in four equal installments commencing on November 15, 2007 and on each of the first three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(6)
Includes 1,200 restricted shares of our common stock granted on October 31, 2005, which vested on May 18, 2006. On February 8, 2007, each member of the board received a grant of 1,200 nonvested shares which vest on the earliest of February 8, 2008, the occurrence of a Change in Control or the date of the Company’s 2007 Annual Meeting of Shareholders.

(7)
Oaktree Capital Management, LLC, a registered investment adviser under the Investment Advisers Act of 1940, is the general partner of OCM Principal Opportunities III Fund, L.P. and OCM Principal Opportunities Fund IIIA, L.P. Mr. Kaplan, a director of Genco, is a Principal of Oaktree Capital Management, LLC. As the general partner of OCM Principal Opportunities III Fund, L.P. and OCM Principal Opportunities Fund IIIA, L.P., Oaktree Capital Management, LLC has voting and dispositive power over their pro-rata ownership in Fleet Acquisition LLC. Although Oaktree Capital Management, LLC may be deemed to beneficially own those shares for purposes of Section 13 of the Securities Exchange Act of 1934, Oaktree Capital Management, LLC disclaims beneficial ownership of those shares except to the extent of its pecuniary interest in them. OCM Principal Opportunities Fund III, L.P. and OCM Principal Opportunities Fund IIIA, L.P., or the Oaktree funds, of which Mr. Kaplan serves as portfolio manager, own Fleet Acquisition LLC, except for a nominal equity interest owned by Peter C. Georgiopoulos. Fleet Acquisition LLC may be deemed to be affiliated with OCM Investments, LLC, a registered broker-dealer, by reason of the relationship of the Oaktree funds with OCM Investments, LLC. Each of Messrs. Kaplan and Ford is a member of the Management Committee of Fleet Acquisition LLC. To the extent Messrs. Kaplan and Ford participate in the process to vote or dispose of shares held by Fleet Acquisition LLC, each of them may be deemed under certain circumstances to beneficially own those shares for purposes of Section 13 of the Securities Exchange Act of 1934. However, each of Messrs. Kaplan and Ford disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

We entered into a registration rights agreement on July 15, 2005, with Fleet Acquisition LLC, pursuant to which we granted it, its affiliates and certain of its transferees, the right, under specified circumstances and subject to specified restrictions, including restrictions included in the lock-up agreements to which Fleet Acquisition is a party, to require us to register under the Securities Act shares of our common stock held by it. Under the registration rights agreement, these persons have the right to request us to register the sale of shares held by them on their behalf and may require us to make available shelf registration statements that will permit sales of shares into the market from time to time over an extended period. In addition, these persons have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by shareholders or initiated by us. To date, Fleet Acquisition LLC has exercised its registration rights with respect to 4,830,000 shares of our common stock, which were sold on February 20, 2007 in a secondary offering under our shelf registration statement on Form S-3. Fleet Acquisition LLC currently owns 4,032,429 shares entitled to these registration rights.

Transactions with General Maritime Corporation

In June 2006, the Company made an employee performing internal audit services available to General Maritime Corporation (“GMC”), where the Company’s Chairman, Peter C. Georgiopoulos, also serves as Chairman of the Board, Chief Executive Officer and President, and Stephen A. Kaplan, one of the Company’s directors, also serves as a director. For the year ended December 31, 2006, the Company invoiced $52,000 to GMC for the time associated with such internal audit services. At December 31, 2006, the amount due the Company from GMC was $25,000.

During the year ended December 31, 2006, the Company incurred travel-related and miscellaneous expenditures totaling $257,000. These travel-related expenditures are reimbursable to GMC or its service provider. For the year ended December 31, 2006, approximately $49,000 of these travel expenditures were paid from the gross proceeds received from the initial public offering and as such were included in the determination of net proceeds.

Other Transactions

During the year ended December 31, 2006, the Company incurred legal services (primarily in connection with vessel acquisitions) aggregating $82,000 from Constantine Georgiopoulos, the father of Peter C. Georgiopoulos, Chairman of the Board. At December 31, 2006, $54,000 was outstanding to Constantine Georgiopoulos.

In December 2006, the Company engaged the services of WeberCompass (Hellas) S.A. (“WC”), a shipbroker, to facilitate the sale of the Genco Glory. One of our directors, Basil G. Mavroleon, is a Managing Director of WC and a Managing Director and shareholder of Charles R. Weber Company, Inc., which is 50% shareholder of WC. WC received a commission of $131,500, or 1% of the gross selling price of the Genco Glory.

Review and Approval of Transactions with Related Persons

In April 2007, our Board of Directors adopted a policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (generally, directors and executive officers, director nominees, shareholders owning five percent or greater of any class of the Company’s voting securities, immediate family members of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) and will be applied to any such transactions proposed after its adoption.

Related person transactions must be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or committee will consider all relevant factors, including as applicable (i) the related person’s interest in the transaction; (ii) the approximate dollar value of the amount involved in the transaction;  (iii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iv) the Company’s business rationale for entering into the transaction; (v) the alternatives to entering into a related person transaction; (vi) whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (vii) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (viii) the overall fairness of the transaction to the Company; and (ix) any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction. If a director is involved in the transaction, he or she will not cast a vote regarding the transaction.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Deloitte & Touche LLP as Genco's independent auditors to audit the financial statements of Genco for the fiscal year ending December 31, 2007 and recommends that shareholders vote for ratification of this appointment. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

If the shareholders fail to ratify the selection, the audit committee and the Board of Directors will reconsider its selection of auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Genco and its shareholders.

Fees to Independent Auditors for Fiscal 2006 and 2005

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2006 and fiscal 2005 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2006 and fiscal 2005.

     Type of Fees                             2006                2005
                                ($ in thousands)       ($ in thousands)
                                Audit Fees                            $572               $862
                                Audit-Related Fees                        $0                $0
                                Tax Fees                               $0                $0
                                All Other Fees                             $0                $0
                                Total                             $572               $862

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to the auditor for the audit of the Company’s annual financial statements included in its Form 10-K and review of financial statements included in its Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policy for Services Performed by Independent Auditor

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GENCO'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders must be received by Genco at its offices in New York, New York, addressed to the Secretary, not later than December 25, 2007, if the proposal is submitted for inclusion in Genco’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Act of 1934, or not earlier than November 18, 2007 and not later than December 18, 2007 if the proposal is submitted pursuant to Genco’s By-Laws. Such proposals must comply with Genco's By-Laws and the requirements of Regulation 14A of the 1934 Act.

In addition, Rule 14a-4 of the 1934 Act governs Genco's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement. With respect to Genco's 2008 Annual Meeting of Shareholders, if Genco is not provided notice of a shareholder proposal on or after November 18, 2007, but not later than December 18, 2007 Genco will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the 1934 Act and the rules thereunder, Genco's executive officers and directors and persons who own more than 10% of a registered class of Genco's equity securities, or 10% holders, are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, Genco's common stock. Based solely on a review of copies of such reports furnished to Genco, and written representations that no reports were required, Genco believes that during the fiscal year ended December 31, 2006 its executive officers, directors, and 10% holders complied with the Section 16(a) requirements.

ANNUAL REPORT ON FORM 10-K

Genco will provide without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2007 (without the exhibits attached thereto) to any person who was a holder of Genco common stock on the Record Date. Requests for the Annual Report on Form 10-K should be made in writing, should state that the requesting person held Genco common stock on the Record Date and should be submitted to John C. Wobensmith, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Genco, at 299 Park Avenue (20th Floor), New York, New York 10019.

CHARITABLE CONTRIBUTIONS

During fiscal year 2006, the Company did not make any contributions, to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

OTHER MATTERS

At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

                    /s/ John C. Wobensmith
               John C. Wobensmith
                       Chief Financial Officer, Principal
                       Accounting Officer, Secretary and Treasurer

Dated: April 30, 2007

Appendix A

Genco Shipping & Trading Limited

Audit Committee Charter
(As amended as of April 9, 2007)

This Audit Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”).

Purpose

The Audit Committee (the “Committee”) assists the Board in its oversight of (1) the quality and integrity of the Company’s financial statements and its accounting and financial reporting practices, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. It may also have such other duties as may from time to time be assigned to it by the Board and are required by the rules and regulations of the Securities and Exchange Commission and The New York Stock Exchange (the “NYSE”).

The Committee shall maintain free and open communication (including periodic private executive sessions) with the independent auditors and Company management. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Committee shall have the authority and shall receive necessary funding from the Company to retain special legal, accounting or other consultants or advisors employed by the Committee and shall obtain such advice and assistance from such special legal, accounting or other consultants or advisors as the Committee deems necessary. The Committee shall have sole authority to approve related fees and retention terms. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) representations made by management and the independent auditors as to all audit and non-audit services provided by the independent auditors to the Company.

Membership and Structure

The Committee shall be comprised of at least three directors determined by the Board to meet the director and audit committee member independence requirements, subject to any applicable exemptions and phase-in provisions, and the financial literacy requirements of the NYSE. At least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as “audit committee financial experts”, shall be made on an annual basis by the full Board. The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining regular liaison with the chief executive officer, chief financial officer and the lead independent audit partner.

Meetings of the Committee shall be held at such times and places as the Committee shall determine, including by written consent. The Committee shall also periodically meet with the Company’s management, internal auditors (or other personnel responsible for the internal audit function) and independent auditors separately from the Board.

Responsibilities

The Committee’s role is one of oversight. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements to be included in the Company’s Annual Report on Form 10-K and reviewing the Company’s quarterly financial statements prior to the filing of any quarterly report on Form 10-Q, and other procedures.

The Committee and the Board recognize that management and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company’s accounting and financial reporting practices than do Committee members; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the Company’s financial statements or any certification as to the work of the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.

Although the Board and the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

•
The appointment, replacement, compensation, evaluation and oversight of the work of the independent auditors to be retained to audit the annual financial statements of the Company and review the quarterly financial statements of the Company.

•
Annually obtaining and reviewing the independent auditor’s formal written statement describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•
Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company and their independence as required by Independence Standards Board - ISB1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors, and shall consider whether the independent auditors’ provision of non-audit services to the Company, if any, is compatible with the auditors’ independence.

•
Reading the annual audited financial statements and quarterly financial statements and discussing them with management and the independent auditors. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such discussions will include particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments and risk exposures that may have a material impact on the Company’s financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee, management or the independent auditors shall deem appropriate. Based on this process, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K). In connection with such reviews the Committee should ensure that the Independent Auditors have fulfilled their responsibilities under AICPA SAS 61 “Communication with Audit Committees.”

•	Preparing annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

•
Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reading audit reports, discussing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities and any management letters provided by the auditors and the Company’s response to such letters, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

•
Providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices, and reviewing significant changes to the foregoing as suggested by the independent auditors or management.

•
Establishing procedures for the receipt, retention and treatment of complaints from the Company’s employees on accounting, internal controls or auditing matters, as well as for confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or reporting matters.

•	Establishing clear hiring policies for employees or former employees of the external auditors.

•	Annually obtaining from the independent auditors a formal written statement of the fees billed for audit and non-audit services rendered by the independent auditors for the most recent fiscal year.

•
At the Committee’s discretion, discussing with management and independent auditors earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Discussing with management policies with respect to risk assessment and risk management.

•
Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements or which might require disclosure therein, and any material reports or inquiries from regulatory or governmental agencies.

•	Regularly reporting its activities to the full Board and making such recommendations with respect to the above and any other matters as the Committee may deem necessary or appropriate.

Committee Performance

The Committee shall have the following duties and responsibilities with respect to the Committee’s performance:

1.	The Committee shall, on an annual basis, evaluate its own performance under this charter and in accordance with the NYSE listing rules and all other applicable law.

2.	The Committee shall review, at least annually, the adequacy of this charter and recommend to the Board for approval any proposed changes to this charter.

Appendix B

Genco Shipping & Trading Limited

Compensation Committee Charter
(As amended as of April 9, 2007)

This Compensation Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”).

Purpose

The purpose of the Compensation Committee (the “Committee”) is to (1) perform the functions described below under “Committee Duties and Responsibilities” in order to discharge the Board’s responsibilities relating to compensation of the Corporation’s executives and (2) to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with applicable rules and regulations.

Committee Membership

The Committee shall be comprised of at least two Directors who qualify as independent directors under the listing requirements of the New York Stock Exchange (“NYSE”). Committee members shall be appointed and removed by the majority vote of the Board, on the recommendation of the Nominating and Governance Committee. Members shall serve on the Committee for (1) the duration of their current term on the Board, (2) until their resignation from the Board or the Committee or (3) until successors shall be duly elected and qualified. No Committee member may be removed except by majority vote of the Board. Unless a chairperson of the Committee (the “Chairperson”) is elected by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Committee Procedures

The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its duties and responsibilities as set forth herein. The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Corporation. The Committee shall have sole authority to retain any compensation consultant or firm to assist in the evaluation of director, chief executive officer or senior executive compensation, including the sole authority to approve such firm or person’s fees and other retention terms.

Committee Duties and Responsibilities

The Committee shall report regularly to the Board summarizing any significant issues considered by the Committee and any action it has taken.

The principal duties and responsibilities of the Committee are as follows:

1.
Review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other designated executive officers of the Corporation (the “Officers”) and after the evaluation of the Officers’ performance in light of those goals and objectives, set the compensation of each such Officer.

2.
Review, and make periodic recommendations to the Board with respect to, the general compensation, benefits and perquisites policies and practices of the Corporation including, without limitation, the Corporation’s incentive-compensation plans and equity-based compensation plans.

3.
Oversee the Corporation’s compliance with the rules of the NYSE with respect to the requirement for shareholder approval of equity compensation plans. In circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Committee approval.

4.
Produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and otherwise report to the shareholders of the Company in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

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5.	Review on an annual basis director compensation and benefits.

6.	Perform such other duties as the Board may assign to the Committee with respect to the Corporation’s compensation policies.

Committee Performance

The Committee shall have the following duties and responsibilities with respect to the Committee’s performance:

1.	The Committee shall, on an annual basis, evaluate its own performance under this charter and in accordance with the NYSE listing rules and all other applicable law.

2.	The Committee shall review, at least annually, the adequacy of this charter and recommend to the Board for approval any proposed changes to this charter.

B-2

Appendix C

Genco Shipping & Trading Limited

Nominating and Corporate Governance Committee Charter
(As amended as of April 9, 2007)

This Nominating and Corporate Governance Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Corporation”).

Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board in (1) identifying qualified individuals to become Board members, (2) monitoring a process to assess Board effectiveness, (3) determining the composition of the Board and its committees and (4) developing, recommending to the Board and implementing the Corporation’s corporate governance guidelines.

Committee Membership

The Committee shall be comprised of at least two Directors who qualify as independent directors under the listing requirements of the New York Stock Exchange (“NYSE”). Committee members shall be appointed and removed by the majority vote of the Board. Members shall serve on the Committee for (1) the duration of their current term on the Board, (2) until their resignation from the Board or the Committee or (3) until successors shall be duly elected and qualified. No Committee member may be removed except by majority vote of the Board. Unless a chairperson of the Committee (the “Chairperson”) is elected by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Committee Procedures

The Committee shall meet at least once a year and at such additional times as may be necessary to carry out its duties and responsibilities as set forth herein. The Committee shall report its actions to the Board and keep written minutes of its meetings which shall be recorded and filed with the books and records of the Corporation. In discharging its role, the Committee shall have full access to all Corporate books, records, facilities, personnel and outside professionals. The Committee may retain special legal, accounting or other consultants as advisors as it deems necessary for fulfillment of its responsibilities, and shall have sole authority to approve the fees and other retention terms of such consultants and advisors. The Committee shall have the sole authority to retain and terminate any search firm used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

Committee Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

1.
Lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees of the Board, in collectively serving the long-term interests of the shareholders;

2.
Review the Board’s committee structure and to recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed;

3.
Develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently, if appropriate, and recommend changes as necessary;

4.	Oversee the evaluation of the Board and management;

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5.	Review, at least annually, with the Corporation’s chief executive officer, the succession plans relating to the position of chief executive officer; and

6.	Perform such other duties as the Board may assign to the Committee with respect to the Corporation’s nominating and governance policies.

Committee Performance

The Committee shall have the following duties and responsibilities with respect to the Committee’s performance:

1.
The Committee shall report its actions and recommendations to the Board from time to time and shall, on an annual basis, evaluate its own performance under this charter and in accordance with the NYSE listing rules and all other applicable law.

2.	The Committee shall review, at least annually, the adequacy of this charter and recommend to the Board for approval any proposed changes to this charter.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE
VOTED "FOR" THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

|_|

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS

|_| FOR

|_| WITHHELD FOR ALL

NOMINEES:

01 NATHANIEL C.A. KRAMER
02 MARK F. POLZIN

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

____________________________________

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

|_| FOR     |_| AGAINST     |_| ABSTAIN

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box:

|_|  WILL ATTEND

Signature
_________________________________________________________________________________________

Signature
_________________________________________________________________________________________

Date_________________________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

________________________________________________________________________________________________________________________________
FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GENCO SHIPPING & TRADING LIMITED

The undersigned hereby appoints Robert Gerald Buchanan and John C. Wobensmith, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Genco Shipping & Trading Limited Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Genco Shipping & Trading Limited to be held on May 16, 2007 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE